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                                                                     EXHIBIT 5.1


              [Letterhead of Orrick, Herrington & Sutcliffe LLP]

July 5, 2001



Data Critical Corporation
19820 North Creek Parkway, Suite 100
Bothell, Washington 98011

Re: Registration Statement on Form S-8 related to the Data Critical/VitalCom 1993 Stock Option Plan and the Data Critical/VitalCom 1996 Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to Data Critical Corporation (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), that the Company is filing with the Securities and Exchange Commission with respect to 1,010,755 shares of common stock, $0.001 par value per share, issuable under the Data Critical/VitalCom 1993 Stock Option Plan, and 34,976 shares of Company common stock, $0.001 par value per share (the "1996 Shares" and together with the 1993 Shares the "Shares") issuable under the Data Critical/VitalCom 1996 Stock Option Plan. The Data Critical/VitalCom 1993 Stock Option Plan and the Data Critical/VitalCom 1996 Stock Option Plan are collectively referred to herein as the "Plans," and the shares of Company common stock issuable upon exercise of the options granted pursuant to the Plans shall be referred to herein as the "Shares."

We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based on and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plans have been duly authorized and that, upon (i) exercise of options to purchase Shares granted under the Plans, (ii) issuance and sale of such Shares upon such exercise in accordance with the terms of the Plans and (iii) receipt of consideration for such Shares in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP